                            CERTIFICATE NO.___


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SHARES AND WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE
SECURITIES  MAY  NOT  BE  CONDUCTED  UNLESS  IN  COMPLIANCE  WITH  THE  ACT.


                              WORLDBID CORPORATION
                              A NEVADA CORPORATION

                                    SERIES X
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                                    ___, 2001

1.     Issuance
       --------

THIS IS TO CERTIFY THAT, for value received, name , of address state country (the "Holder"), shall have the right to purchase from Worldbid Corporation, a Nevada corporation (the "Corporation"), units (_no. units ) fully paid and nonassessable shares of the Corporation's common stock (the "Common Stock"), subject to further adjustment as set forth in Section 6 hereof, at any time until 5:00 P.M., Pacific time, on the 30th day of September, 2004 (the "Expiration Date") at an exercise price (the "Exercise Price") equal to $0.05 US per share during the period from the date of issuance to September 30, 2002, $0.10 US per share during the period from October 1, 2002 to September 30, 2003 and $0.15 US per share during the period from October 1, 2003 to the Expiration Date.

2.     Exercise  of  Warrants
       ----------------------

This Warrant is exercisable in whole or in partial allotments of no less than 10,000 shares at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed

                                     - 2 -
Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any fractional share, the Corporation shall make a cash payment equal to the then fair market value of such fractional share as determined by the Corporation's Board of Directors.

3.     Reservation  of  Shares
       -----------------------

The Corporation hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

4.     Mutilation  or  Loss  of  Warrant
       ---------------------------------

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.     Rights  of  the  Holder
       -----------------------

The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Corporation, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

6.     Protection  Against  Dilution.
       -----------------------------

The Exercise Price and the number of shares which can be purchased by the Holder upon the exercise of this Warrant shall be subject to adjustment in the events and in the manner following:

(1) If and whenever the shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of shares, the Exercise Price shall be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be.

(2) In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, this Warrant shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this Warrant would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this Warrant.

(3) The rights of the Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this Warrant. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

(4) The adjustments provided for herein in the subscription rights represented by this Warrant are cumulative.

7.     Transfer  to  Comply  with  the  Securities  Act  and  Other  Applicable
       ------------------------------------------------------------------------
Securities  Legislation
       ----------------

This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the "Act") and have been issued to the Holder pursuant to Regulation S of the Act on the representations of the Holder in a subscription agreement executed by the Holder in favor of the Corporation. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Corporation, setting forth the restrictions on transfer contained in this Section. By acceptance of this certificate, the Holder acknowledges and agrees that:

(1) The Holder will only sell the Warrants and the shares issuable upon exercise of the Warrants (the "Warrant Shares") only in accordance with the provisions

                                     - 4 -
of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

(2) The Corporation will refuse to register any transfer of the Warrants and the Warrant Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;

(3) The Holder will not engage in hedging transactions except in accordance with the Act;

(4) The Holder is not entitled to any registration rights with respect to the Warrants or the Warrant Shares.

All certificates representing the Warrant Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

In addition, the Holder will comply with all other applicable securities legislation in addition to the Act to which the Holder is subject in selling or transferring any Warrants or Warrant Shares and the Company may refuse to register any sale or transfer not in compliance with such other securities legislation.

8.     Payment  of  Taxes
       ------------------

The Corporation shall not be required to pay any tax or other charge imposed in connection with the exercise of this Warrant or a permissible transfer involved in the issuance of any certificate for shares issuable under this Warrant in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.


9.     Notices
       -------

                                     - 5 -
Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

CORPORATION:          WORLDBID  CORPORATION
                      Attention: Mr. Logan Anderson, Chief Executive Officer
                      810  Peace  Portal  Drive,  Suite  201
                      Blaine,  Washington
                      98230

                      fax:  (250)  475-2281

with  a  copy  to:    CANE  &  COMPANY
                      Attention:  Michael  A.  Cane,  Esq.
                      2300 West Sahara Avenue, Suite 500, Box 18
                      Las  Vegas,  Nevada  89102

                      fax:  (702)  312-6249

HOLDER:               At  the  address  set  forth  above.

10.     Governing  Law
        --------------

This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered by its duly authorized officer.

WORLDBID  CORPORATION
by  its  authorized  signatory:

________________________
Logan  Anderson
Chief  Executive  Officer

                                SUBSCRIPTION FORM
                                -----------------

TO:     WORLDBID  CORPORATION
     A  Nevada  Corporation  (the  "Corporation")

Dear  Sirs:

The undersigned (the "Subscriber") hereby exercises the right to purchase and hereby subscribes for shares of the common stock of Worldbid Corporation (the "Shares") referred to in the Series X Common Stock Purchase Warrant Certificate surrendered herewith according to the terms and conditions thereof and herewith makes payment by cash, certified check or bank draft of the purchase price in full for the Shares in accordance with the Warrant.

Please issue a certificate for the shares being purchased as follows in the name of the Subscriber:

NAME:
                                      --------------------------
                                      (Please  Print)


ADDRESS:
                                      --------------------------

                                      --------------------------


The  Subscriber  represents  and  warrants  to  the  Corporation  that:

(a) The Subscriber has not offered or sold the Shares within the meaning of the United States Securities Act of 1933 (the "Securities Act");
                     -------------------------

(b) The Subscriber is acquiring the Shares for its own account for investment, with no present intention of dividing my interest with others or of reselling or otherwise disposing of all or any portion of the same;

(c) The Subscriber does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(d) The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

(e) The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

(f) The Shares were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(g) The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(h) This subscription form will also confirm the Subscriber's understanding as follows:

(i) The Subscriber will only sell the Shares in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

(ii) The Corporation will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;

(iii) The Subscriber will not engage in hedging transactions except in accordance with the Act;

(iv) The Subscriber has no right to require the Corporation to register the Shares under the Act;

(v) The certificates representing the Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

(vi) The Subscriber is not a U.S. Person, as defined in Regulation S of the Act.

Please deliver a share certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED  this  day  of,.


Signature  of  Subscriber:
                          --------------------------


Name  of  Subscriber:
                          --------------------------


Address  of  Subscriber:
                          --------------------------


                          --------------------------